     WE WILL PAY the benefits of this contract subject to its terms.

     Our Home Office is at One Financial Way, Cincinnati, Ohio 45242.


        /s/ Ronald L. Benedict                    /s/ David B. O'Maley
                Secretary                                President

     RIGHT TO CANCEL: You may return this contract to our Home Office within ten
     (10) days after its delivery for a refund. The amount of the refund will equal the account value with any adjustments required by applicable law or regulation.

     ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT MAY INCREASE OR DECREASE ACCORDING TO THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. BENEFITS ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT.

                       VARIABLE DEFERRED ANNUITY CONTRACT
                                (Variable-Fixed)
                           Flexible Purchase Payments
                                Nonparticipating
                            Benefits Nontransferable




FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY       PAGE  1




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                                 POLICY CONTENTS

                                                  PAGE







CONTRACT SPECIFICATIONS                             3

DEFINITIONS                                         5
     1940 Act                                       5
     Annuitant                                      5
     Annuity Payout Date                            5
     Beneficiary                                    5
     Code                                           5
     IRA                                            5
     Subaccount                                     5
     VAA                                            5
     Valuation Period                               6
     We and You                                     6

GENERAL PROVISIONS                                  6
     Contract                                       6
     Ownership                                      6
     Nontransferability                             6
     Beneficiary                                    7
     Change of Beneficiary                          7
     General Account and VAA                        7
     Investments of VAA                             7
     Nonparticipating                               7
     Evidence of Sex, Age or Survival               7
     Misstatement of Age or Sex                     7
     Incontestability                               8
     Contract Payments                              8
     Supplementary Agreement                        8
     Voting Rights                                  8
     Reports                                        8
     Notice                                         8
     Individual Retirement Annuities                8

PURCHASE PROVISIONS                                 8
     Purchase Payments                              8
     Allocation of Purchase Payments                9

VALUATION PROVISIONS                                9
     Contract Value                                 9
     Fixed Accumulation Account                     9
     Dollar Cost Averaging Account:                10
     Variable Accumulation Account                 10
     Net Investment Factor                         10
     Splitting Units                               11
     Taxes                                         11

ACCUMULATION PERIOD PROVISIONS                     11
     Transfers Among Subaccounts and to
       Fixed Accumulation Account                  11
     Transfers from the Fixed Accumulation
       Account to VAA                              12
     Transfers from the Dollar Cost
       Averaging Account                           12
     Surrender                                     12
     Partial Surrender                             12
     Deferred Premium Tax                          13
     Contingent Deferred Sales Charge              13
     Waiver of Contingent Deferred
       Sales Charge                                13
     Death Benefit During Accumulation
       Period                                      14
     Death of the Owner                            14
     Contract Administration Charge                14

SETTLEMENT PROVISIONS                              15
     General                                       15
     Elections                                     15
     Pension Plan                                  15
     IRA Restrictions                              15
     Determination of Amount To
       Be Applied                                  16
     Effect of Settlement on Accumulation
       Units                                       16
     Change of Annuity Payout Date                 16
     Annuity Payment Amounts                       16
     Annuity Unit Value                            17
     Change in Subaccount                          17
     Limitation on Availability of Options         17
     Alternate Annuity Option                      17
     Death Benefit After the Annuity
       Payout Date                                 18
     Spendthrift Provision                         18
     Description of Annuity Options                18
     Life Annuity                                  18
     Joint and Survivor Life Annuity               18

ANNUITY OPTION TABLES                              19



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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE  2

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CONTRACT SPECIFICATIONS

     Contract Number:  [00000000]

     Annuitant:  [John Doe]

     Annuitant's Date of Birth:  [05/01/1948]

     Owner:  [John Doe]

     Beneficiary:  [Jane Doe]

     Contingent Beneficiary:  [Jason Doe]

     Initial Payment:  [$5,000]

        Additional Purchase Payments May Be Made.  See PURCHASE PAYMENTS
        Section.

     Contract Date:  [05/01/1998]

     Annuity Payout Date:  First Day of [May, 2010]

     Type of Plan:  [401(K)]

     Riders:

     [Optional Minimum Death Benefit Rider:

         Charge:  ______% Annually]

     [Guaranteed Minimum Death Benefit Rider:

         Charge: ______% Annually]



     Charges:

         Annual Contract Administration Charge: $30 (waived on anniversaries where the Contract Value equals or exceeds $50,000)

         Mortality and Expense Risk Charge:  1.15% Annually (.003133% Daily)

         Administration Expense Charge:  0.25% Annually (.000684% Daily)

         Transfer Fee: $10.00 per transfer (waived for the first twelve transfers of any policy year)

     Table of Contingent Deferred Sales Charge Factors

                 Year of                             Percentage of
            Purchase Payment                    resulting value charged
     ---------------------------------- ---------------------------------
                1st                                        7%
     ---------------------------------- ---------------------------------
                2nd                                        7%
     ---------------------------------- ---------------------------------
                3rd                                        7%
     ---------------------------------- ---------------------------------
                4th and later                              0%
     ---------------------------------- ---------------------------------






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THIS PAGE LEFT INTENTIONALLY BLANK.




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We will pay an Annuity starting on the Annuity Payout Date if the Annuitant is then living. We will then apply the contract value under the SETTLEMENT PROVISIONS of this contract.

We will pay this contract's death benefit to the Beneficiary if the Annuitant dies while this contract is in effect and before the Annuity Payout Date.

This contract provides accumulation values and annuity payments on a variable and/or fixed basis under one or more options as selected by you. The dollar amount of the variable annuity payments and the variable part of the contract value will vary with the investment results of a Separate Account (VAA) which we have established. However, we guarantee that the dollar amount of annuity payments will not be affected by mortality experience. We also guarantee that the expense charges will not be more than the charges provided for in this contract. The dollar amount of fixed annuity payments and the fixed part of the contract value are also guaranteed.

Any paid-up annuity, cash surrender, or death benefit that may be payable under this contract are not less than the minimum benefits required by law in the state in which this contract was issued.

                                   DEFINITIONS

1940 ACT

     The Investment Company Act of 1940, as amended, or any similar successor federal legislation.

ANNUITANT

     The person so named on Page 3, or any other natural person whose length of life measures annuity payments that involve life contingencies.

ANNUITY PAYOUT DATE

     The date shown on Page 3, or the date you later choose under the Change of Annuity Payout Date provision of this contract, or any other date on which annuity payments are to start.

BENEFICIARY

     The person entitled to receive the Contract value of this contract if the Annuitant dies before the Annuity Payout Date.

CODE

     The Internal Revenue Code as in effect on the Contract Date.


IRA

     An Individual Retirement Annuity as defined in the Code.


SUBACCOUNT

     An investment Subaccount may be established within VAA. You may allocate the variable portion of your contract to as many as ten of the available Subaccounts in addition to the Money Market Portfolio.

VAA

     An account (Ohio National Variable Account A) that consists of assets we have set aside so that their investment results are kept separate from those of our general assets.

VALUATION PERIOD

     That period of time from one determination of accumulation unit and annuity unit values to their next









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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE  5


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     determination. Such values will be determined as often as we choose to do
     so. This will occur at least once each week or as often as required by the 1940 Act.

WE AND YOU

     "We", "us" and "our" means The Ohio National Life Insurance Company. "You" means the Owner of this contract.

                               GENERAL PROVISIONS

CONTRACT

     Your purchase payment(s) and an application if required, are the consideration for this contract. If an application is submitted, a copy of the application is attached. The contract, any riders, endorsements, and any application if applicable, are the entire agreement.

     We are not a party to, nor are we bound by, any plan or trust in conjunction with this contract. This contract is intended to qualify under the Code for tax favored status. Any reference in this contract to tax laws or rules is for your information and instruction only. Your qualifying status, and not the contract, controls whether or not your funds will have tax favored status. You should ask your tax advisor if you have any questions as to whether or not you qualify.

     This contract cannot be changed, nor our rights waived, except in a writing signed by our president, vice president or secretary and attached to the contract. READ YOUR CONTRACT CAREFULLY.

     We reserve the right to amend this contract as needed to maintain its status as an annuity under the Internal Revenue Code. If this contract is so amended we will send you a copy of the amendment, together with the applicable regulation, ruling or other requirement imposed by the Internal Revenue Service which requires such amendment.

OWNERSHIP

     During the Annuitant's lifetime the Owner of this contract shall be the person so named on Page 3 of this contract, or the heirs, successors or transferees of such person. After the Annuitant's death, the Beneficiary is the Owner.

     If this contract is an IRA, the Annuitant shall be the Owner while living. The Annuitant's interest may not then be forfeited. The contract, if an IRA, is for the sole benefit of the Annuitant and Beneficiaries.

     You have the sole right, without the consent of the Beneficiary or any other person, to exercise all contract rights. If this is a tax-qualified contract, you can transfer ownership to a successor Owner only if such successor Owner is (1) the Annuitant, (2) a trustee or successor trustee of a pension or profit-sharing trust which is qualified under Section 401 of the Code, or (3) the employer of the Annuitant provided that the contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Code for the benefit of the Annuitant. Exercise of any ownership rights under this contract shall not take effect until we receive notice.

NONTRANSFERABILITY

     If this is a tax-qualified contract, you may not sell, assign, discount or pledge this contract as collateral for a loan or to secure the performance of any obligation or for any purpose to any person other than to us, to the Annuitant, or to a trustee or other person exercising ownership rights solely by reason of the terms of a pension or profit-sharing plan or trust qualified under the Code.

     You may not transfer this contract if it is an IRA.


BENEFICIARY


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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE  6



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     The Beneficiary and any Contingent Beneficiary are named on Page 3, unless changed. If the Beneficiary dies prior to the Annuitant, the Contingent Beneficiary becomes the Beneficiary. Unless you have provided otherwise, if there are two or more Beneficiaries, they will receive equal shares. If there is no named Beneficiary or Contingent Beneficiary when the Annuitant has died, you will be deemed to be the Beneficiary.

CHANGE OF BENEFICIARY

     Subject to the terms of any assignment, you may name a new Beneficiary or a new Contingent Beneficiary by notice to us at any time during the lifetime of the Annuitant. Any new choice of Beneficiary or Contingent Beneficiary will automatically revoke any prior choice of Beneficiary or Contingent Beneficiary.

GENERAL ACCOUNT AND VAA

     The General Account consists of all our assets other than those we allocate to separate accounts.

     The separate account to which the variable part of contract values and variable annuity payments under this contract relate is VAA, which we have established under Ohio law to provide variable benefits. We shall have sole and complete ownership and control of all assets in VAA.

     A portion of the assets in the VAA, equal to the contract reserves for such account, shall not be chargeable with liabilities arising out of any other business we may conduct.

INVESTMENTS OF VAA

     All amounts credited to VAA will be used to purchase shares at net asset value of Ohio National Fund, Inc., an open-end investment company registered under the 1940 Act, or substitute shares of another investment company. Ohio National Fund, Inc. and such other investment companies are referred to as the "Fund" and shares of any are referred to as "Fund shares". Any and all distributions made by the Fund, in respect to Fund shares held by VAA, will be reinvested to purchase more Fund shares in the same Subaccount at net asset value. Deductions and redemptions from VAA may be made by redeeming a number of Fund shares, at net asset value, equal in total value to the amount to be deducted or redeemed. If deemed by us to be in the best interest of all contract owners, VAA may be operated as a management company under the 1940 Act or it may be deregistered under the 1940 Act if such registration is no longer required.

     If there is such a substitution of Fund shares or change in operation of VAA, we will issue such endorsement for the contract and take such other action as may be necessary and appropriate to make the substitution or change.

NONPARTICIPATING

     This contract is nonparticipating. It will not share in our divisible surplus.

EVIDENCE OF SEX, AGE OR SURVIVAL

     Where any payment under this contract depends on the payee's sex, age or survival on a given date, we may require proof thereof prior to making such payment.

MISSTATEMENT OF AGE OR SEX

     If the Annuitant's birth date or sex has been misstated, the benefits shall be such as would have been provided based on the correct birth date and sex. The amount of any over payments shall be charged against benefits to be paid after we learn of a misstatement. The amount of any under payments, accumulated at an annual effective interest rate of 6%, shall be added to benefits to be paid after we learn of a misstatement.






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INCONTESTABILITY

     After two years, we will not contest this contract.

CONTRACT PAYMENTS

     All sums to be paid by us under this contract are payable at our Home Office. We may require you to send us this contract as a condition to any payment.

SUPPLEMENTARY AGREEMENT

     As of the Annuity Payout Date, we may issue a supplementary agreement that sets forth the terms of your annuity option.

VOTING RIGHTS

     We will seek instructions for the voting of Fund shares held on account of the variable part of your contract value or held in VAA, which represent the actuarial liability for variable annuity payments being made. From time to time, we will send you reports on the Fund, proxy material and a form with which you may instruct us how to vote Fund shares.

     After this contract has been effect for one year, you may also vote at our annual meeting of policyholders as provided in our code of regulations and Ohio law.

REPORTS

     At least once each year after the first, we shall send you a statement reporting the investments held in the separate account. At least once each year after the first contract year and before the Annuity Payout Date, we shall send you a report of your contract values as of a date not more than four months prior to the date of the mailing.

NOTICE

     Any notice required by this contract must be in writing signed by you. The notice will take effect when signed, subject to any payment made or action taken by us before we receive the notice at our Home Office.

INDIVIDUAL RETIREMENT ANNUITIES

     The Internal Revenue Service has approved the form of this contract as meeting the Code requirements for an IRA. If this contract is an IRA, we can change the contract in its approved form so as to keep its approval under the Code or to comply with any change in the Code or rules under the Code. Any such change shall be in writing, signed by us and mailed to you at your address of record in our files. Any terms that relate to this contract as an IRA shall be of no further effect if the contract is no longer kept as a qualified IRA under the Code.

                               PURCHASE PROVISIONS

PURCHASE PAYMENTS

     Purchase payments are payable to us at our Home Office or, with respect only to the first purchase payment, to your registered representative in exchange for a receipt signed by such registered representative.






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     The initial purchase payment is due on the contract date. You may make subsequent purchase payments at any time before the Annuity Payout Date. Each subsequent purchase payment must be at least $500. We reserve the right to restrict subsequent purchase payments after the total amount of all purchase payments exceeds $1,000,000. If this is an IRA, purchase payments may not be more than the lesser of $2,000 or 100% of your compensation in any calendar year. But, this limit does not apply to "rollover" or employer contributions as defined in the Code.

     We reserve the right to limit the number of purchase payments allocated in any year to the Dollar Cost Averaging Account to a number that is no less than twelve.

ALLOCATION OF PURCHASE PAYMENTS

     Each purchase payment, less an amount for any applicable premium or similar tax (net purchase payment), will be allocated to up to ten Subaccounts within the separate account and/or the Fixed Accumulation and Dollar Cost Averaging Accounts within the General Account in accordance with the allocation percentage specified by you or as later changed by you.

     Such change shall take effect with the first purchase payment received after the date you ask such change to take effect or, if later, as of the end of the valuation period during which we receive such change request at our Home Office.

                              VALUATION PROVISIONS

CONTRACT VALUE

     The contract value for any valuation period equals the sum of the Fixed Accumulation Account and Dollar Cost Averaging Account values as of the end of the valuation period and the Variable Accumulation Account value for the valuation period.

FIXED ACCUMULATION ACCOUNT

     The Fixed Accumulation Account is established within the General Account. Prior to the Annuity Payout Date, the Fixed Accumulation Account value will be

          (1) The net purchase payments allocated to the Fixed Accumulation Account; plus

          (2) any amounts, net of fees, transferred from VAA to the Fixed Accumulation Account; plus

          (3)  accumulated interest; less

          (4) any amounts withdrawn from the Fixed Accumulation Account (along with any applicable contingent deferred sales charge) to pay benefits, contract administration charge and any applicable charges for riders to this contract; less

          (5) any amounts, plus any associated fees, transferred from the Fixed Accumulation Account to the Variable Accumulation Account; less

          (6) any amounts applied to affect an annuity option under the SETTLEMENT PROVISIONS.

     We will declare annual effective interest rates to be applied to purchase payments and transfers to the Fixed Accumulation Account. No annual effective interest rate declared by us will be less than 3.00%. Once established for a purchase payment or transfer, an interest rate shall remain in effect for a guarantee period which shall not be less than one year. After a guarantee period expires we will declare an interest rate for a subsequent guarantee period.





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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY           PAGE  9

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DOLLAR COST AVERAGING ACCOUNT:

     The Dollar Cost Averaging Account is established within the General
     Account.

     Prior to the Annuity Payout Date, the Dollar Cost Averaging Account value will be:

          (1) The net purchase payments allocated to the Dollar Cost Averaging Account; plus

          (2)  accumulated interest; less

          (3) any amounts withdrawn from the Dollar Cost Averaging Account (along with any applicable contingent deferred sales charges) to pay benefits, contract administration charges, and any applicable charges for riders to this contract; less

          (4) any amounts, plus any associated fees, transferred from the Dollar Cost Averaging Account to the Variable Accumulation Account; less

          (5) any amounts, plus any associated fees, transferred from the Dollar Cost Averaging Account to the Fixed Accumulation Account; less

          (6) any amounts in the Dollar Cost Averaging Account applied to affect an annuity option under the SETTLEMENT PROVISIONS.

     Relative to each purchase payment allocated to the Dollar Cost Averaging Account, we will declare an annual effective interest rate that shall remain in effect for the 12 month averaging period. Such rate shall not be less than 3%.

VARIABLE ACCUMULATION ACCOUNT

     We will credit this contract's Variable Accumulation Account with variable accumulation units in relation to the amount of each net purchase payment allocated to each Subaccount. To find the number of variable accumulation units credited to each Subaccount, divide the amount allocated to that Subaccount by the variable accumulation unit value of that Subaccount for the valuation period during which the purchase payment is received at our Home Office.

     The value of each variable accumulation unit was set when the first purchase payment was allocated to each Subaccount. The value of a variable accumulation unit for each Subaccount varies for each later valuation period. Such value is found by multiplying the value of a variable accumulation unit of that Subaccount for the immediately preceding valuation period by the net investment factor for the Subaccount for the valuation period for which the variable accumulation unit value is being determined. The value of a variable accumulation unit for any valuation period is determined as of the end of such valuation period.

     The Variable Accumulation Account value for a valuation period equals the number of variable accumulation units credited to the Variable Accumulation Account multiplied by the value of each such accumulation unit for that valuation period.

NET INVESTMENT FACTOR

     The net investment factor for a Subaccount is found by dividing (a) by (b), then subtracting (c) from the result, where

     (a)  is

          (1) the net asset value of a Fund share in that Subaccount determined as of the end of a valuation period, plus

          (2) the per share amount of any dividends or other distribution declared by the Fund (as of the ex-dividend date; ie. the date as of which dividends on Fund shares have been paid out to owners of record) during the valuation period, adjusted by




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

          (3) a per share charge or credit with respect to any taxes paid or reserved for, which we determine to be attributable to the maintenance or operation of the Subaccount;

     (b) is the net asset value of a Fund share in that Subaccount, adjusted by a per share credit or charge for any taxes reserved for or paid, determined as of the end of the prior valuation period; and

     (c)  is

          (1) a charge for mortality and expense risk assumptions at an effective rate per year as shown on Page 3, plus

          (2) an administration expense charge per year as shown on Page 3 for the number of days in such valuation period.

     The total charge for risks and administration expenses is shown on Page 3. We guarantee that these charges will not be adversely affected by expense and/or mortality results.

SPLITTING UNITS

     We reserve the right to split the value of the variable accumulation units or the annuity units. In any such split of unit values, strict equity will be preserved. Such a split will have no material effect on the benefits or other terms of this contract. A split may either increase or decrease the number of such units.

TAXES

     Any taxes that pertain to this contract or VAA will be charged against the contract value when incurred or reserved for by us.

                         ACCUMULATION PERIOD PROVISIONS

TRANSFERS AMONG SUBACCOUNTS AND TO FIXED ACCUMULATION ACCOUNT

     By notice to us, you may transfer the value of any number of accumulation units from one set of Subaccounts to another set of Subaccounts or to the Fixed Accumulation Account at any time. The dollar amount transferred from any Subaccount must be at least $300, but the entire value of a Subaccount or the Fixed Accumulation Account may be transferred if less than $300. Such transfers shall be made as of the end of the valuation period during which we receive the request at our Home Office or at the end of any later valuation period as you may request. A fee of not more than $10 will be charged for each transfer. The first transfer of any month will not be assessed a transfer fee.

     Notwithstanding our right to limit the number, frequency, method or amount of transfers. Transfers from any portfolio of Ohio National Fund ("the Fund") on any one day may be limited to 1% of the previous day's total net assets of that portfolio if we or the Fund, in the discretion of either or both, believes that the portfolio might otherwise be damaged.

     If and when transfers must be so limited, some transfer requests will not be granted. In determining which requests will be granted, scheduled transfers (that is, those pursuant to a pre-existing dollar cost averaging program) will be made first, followed by mailed written requests in the order postmarked and lastly, telephone and facsimile requests in the order received. Contractowners whose requested transfers are not made will be so notified. Current SEC rules preclude us from processing at a later date those requested transfers that were not made. Accordingly, a new transfer request would have to be submitted in order to make a transfer that was not made because of these limitations.

     No transfers are allowed to the Dollar Cost Averaging Account.









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TRANSFERS FROM THE FIXED ACCUMULATION ACCOUNT TO VAA

     You may transfer account value amounts between the Fixed Accumulation Account and the Separate Account. Transfers will be effective on the date we receive your request at our Home Office.

     With respect to transfers between the Fixed Accumulation Account and the Separate Account, we reserve the right to impose the following restrictions:

          - For each allocation to the Fixed Accumulation Account, transfers to the Separate Account may be made only during the 30-day period following the end of that allocation's interest rate guarantee period. We may limit the amount that you can transfer during that time, but the limit will not be less than 20% of the value of the Fixed Accumulation Account as of the beginning of the contract year.

          - No transfers from the Separate Account to the Fixed Accumulation Account or the Money Market Subaccount may be made during the six month period following the transfer of any amount from the Fixed Accumulation Account to the Separate Account.

     In all other respects, the rules and charges applicable to transfers between the Subaccounts of the Separate Account will apply to transfers involving the Fixed Accumulation Account. No transfers to the Dollar Cost Averaging Account are allowed.

TRANSFERS FROM THE DOLLAR COST AVERAGING ACCOUNT

     SCHEDULED TRANSFERS:

     Relative to each deposit allocated to the Dollar Cost Averaging Account, a schedule of equal transfers to the available variable Subaccounts will be set according to your specifications. The schedule will be for no more than twelve and no less than three monthly transfers (the first occurring one month after the purchase payment).

     UNSCHEDULED TRANSFERS:

     You may make an unscheduled transfer from the Dollar Cost Averaging Account, but only to the Fixed Accumulation Account, and only for the full amount in the Dollar Cost Averaging Account.

     In all other respects, the rules and charges applicable to transfers between the Subaccounts of the Separate Account will apply to transfers involving the Dollar Cost Averaging Account.

SURRENDER

     You may surrender this contract and receive its surrender value upon notice received by us at any time at or prior to the Annuity Payout Date. The surrender value is the contract value less: (1) a charge for any applicable premium taxes not previously deducted, (2) the contract administration charge, (3) any charges due as the result of riders affecting this contract and (4) the contingent deferred sales charge, if any. See DEFERRED PREMIUM TAX. For this purpose, the contract value will be that for the valuation period during which the surrender request is received at our Home Office. The surrender value from the Separate Account shall be paid within 7 days of receipt of your notice (or later if allowed by law). We reserve the right to defer payment of any surrender proceeds from the General Account for up to six months. We will not defer payment if we are required by law to pay earlier, or if the amount payable is used to pay premiums on policies with us. After this contract is surrendered, all variable accumulation units will be cancelled.

PARTIAL SURRENDER

     You can take up to 14 partial surrenders within a contract year. The withdrawn amount cannot be less than $300 and cannot be greater than the amount that would cause the contract value to fall below $5,000. We will pay to you the amount of a partial withdrawal less the appropriate contingent deferred sales charge, if any.




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     Partial withdrawals will reduce the contract value by the amount withdrawn including any applicable contingent deferred sales charges. Partial surrenders from the Dollar Cost Averaging Account are not allowed.

     You may tell us how much to deduct from the Subaccount and the Fixed Accumulation Account. If you do not, the partial surrender will be deducted from each Subaccount in the same proportion that the Subaccount's value bears to the total Contract value on the date we receive your request in our Home Office. See DEFERRED PREMIUM TAX.

     Surrenders from the Fixed Accumulation Account will be taken on a "first-in-first-out" basis. That is, partial surrenders will be taken first from any remaining portion of the total contract value resulting from the earliest purchase payment. Once the value resulting from any purchase payment has been reduced to zero, remaining amounts withdrawn shall reduce the value resulting from the earliest of the remaining purchase payments. This process shall continue until the withdrawal is completed. The amount so withdrawn shall be paid within 7 days of receipt of your notice (or later if allowed by law). For amounts withdrawn from VAA, we will cancel the number of variable accumulation units from the appropriate Subaccount which, when multiplied by the corresponding variable accumulation unit values for the valuation period during which the notice was received by us, equals that portion of the dollar amount of the partial surrender, plus any applicable contingent deferred sales charge taken.

DEFERRED PREMIUM TAX

     If we paid a tax on a purchase payment and did not previously deduct the tax, then we may deduct it at the time of surrender or on the Annuity Payout Date.

CONTINGENT DEFERRED SALES CHARGE

     We can make a contingent deferred sales charge if this contract is surrendered or a partial surrender is made. Surrenders in a contract year that do not exceed the free out amount are not subject to a charge. The free out amount is 10% of the contract value as of the first surrender of the contract year less all amounts previously surrendered during the contract year that were not subject to a charge. Surrenders within a contract year in excess of the free out amount may be subject to a charge. The amount subject to a charge is the lesser of (a) or (b), where:

          (a)  is the amount withdrawn; and

          (b) is the total purchase payments, less the total of all surrender amounts previously allocated to purchase payments, but not less than zero.

     The contingent deferred sales charge will be the applicable percentage(s) of the amount subject to a charge. For purposes of determining the applicable percentage(s), surrender amounts will be allocated to remaining purchase payments in the order that the purchase payments were received. Remaining purchase payments are the original purchase payments less the amount of any surrender previously allocated to them. The applicable percentages for each purchase payment is found on the Contract Specification page in the Table of Contingent Deferred Sales Charges. The percentages based on the duration of the purchase payment at the time of surrender.

WAIVER OF CONTINGENT DEFERRED SALES CHARGE

     We will waive the Contingent Deferred Sales Charge otherwise applicable to a full surrender or to one or more partial surrenders occurring before income payments begin if:

          (1) The Annuitant is, or has been, confined to a state licensed or legally operated hospital or inpatient nursing facility for at least 30 consecutive days; and

          (2) such confinement begins at least one year after the contract date; and









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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  13

          (3)  the Annuitant was age 80 or younger on the contract date; and

          (4) the request for the full or partial surrender, together with proof of such confinement, is received in the Home Office while the Annuitant is confined or within 90 days after discharge from the facility.

DEATH BENEFIT DURING ACCUMULATION PERIOD

     If the Annuitant dies before the Annuity Payout Date while this contract is in effect, the Beneficiary will become the Owner. The excess, if any, of the death benefit (described below) over the contract value as of the date of the Annuitant's death will be added to the contract value and allocated to the Money Market Portfolio. The death benefit will be paid in a single sum to the Beneficiary within seven days (or later, if allowed by law) after we receive due proof of the death of the Annuitant. Upon payment of the death benefit, the contract and all of its variable accumulation units will be canceled.

     Instead of receiving the death benefit in a single sum, the Beneficiary, by written notice, may elect:

          (1) within 60 days after the Annuitant's death, to surrender the contract without a Contingent Deferred Sales Charge; or

          (2) within 12 months after the Annuitant's death, to settle the contract for annuity payments over the life of the Beneficiary or over a period not exceeding the Beneficiary's life expectancy; or

          (3) within 5 years after the Annuitant's death, to surrender the contract for its surrender value; or

          (4) if the Beneficiary is the Annuitant's surviving spouse, to continue the contract and to become the new Annuitant; or

          (5) to effect any other settlement under the contract to which we agree.

     If we receive due proof of the Annuitant's death within 90 days after the date of death, the death benefit payable to the Beneficiary will be the greater of:

          (1)  the contract value as of the date of the Annuitant's death; or

          (2) the total as of the date of the Annuitant's death of all net purchase payments made to, less withdrawals taken from, the contract.

     After 90 days from the date of the Annuitant's death, the death benefit will be the contract value next computed after we receive due proof of the Annuitant's death.

     If the surviving spouse elects to become the Annuitant after the death of the prior Annuitant, the minimum death benefit amount will not be less than the death benefit amount determined as of the prior Annuitant's date of death.

DEATH OF THE OWNER

     If you die before the Annuity Payout Date, either:

          (a) the entire interest in the contract must be distributed within five years after the date of your death; or

          (b) within 12 months after your death, the contract value must be annuitized over the life expectancy of the person who becomes the new owner of the contract or over a period not extending beyond the life expectancy of such person; or

          (c) if your surviving spouse becomes the Owner of the contract, the contract may be continued in the name of the spouse as the contract Owner.

CONTRACT ADMINISTRATION CHARGE

     Prior to the Annuity Payout Date, on each contract anniversary and upon surrender, we will deduct from the contract value an annual contract administration charge of $30 to defray our administrative expenses for this contract if the contract value at that time is less than $50,000. If, on the anniversary, the contract value equals or exceeds $50,000, we will not deduct the contract administration charge.




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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  14

     The contract administration charge will be deducted from the Variable Accumulation Account and the Fixed Accumulation Account and the Dollar Cost Averaging Account in proportion to the total contract value in those accounts, respectively. The amount of the charge deducted from the Fixed Accumulation Account and Dollar Cost Averaging Account will be made on a "first-in-first-out" basis.

     We will cancel the number of variable accumulation units from the appropriate Subaccounts which, when multiplied by the corresponding variable accumulation unit values for the valuation period in which the charge is taken, equals that portion of the charge taken from VAA.

     If any portion of the annual contract administration charge is made from the Fixed Accumulation Account, or Dollar Cost Averaging Account such portion shall not exceed the sum of (a) and (b), where

          (a) is the total amount of net purchase payments allocated to the account during the contract year; and

          (b) is the interest credited to the account during the contract year that exceeds the minimum guaranteed interest.

                              SETTLEMENT PROVISIONS

GENERAL

     On the Annuity Payout Date, the contract value shall be applied under one or more of the annuity options shown below or under such other option to which we may agree.

     Unless otherwise specified, the first annuity payment will be apportioned to the General Account and each Subaccount in the same proportions that each bears to the total contract value as of the day we credit your annuity units.

ELECTIONS

     You must give us notice in order to elect an annuity option or revoke or change such an election. If no such election is in effect on the Annuity Payout Date, and if the Annuitant is then living, the contract value will be applied under Life Annuity Option 1(c) as an annuity on the life of the Annuitant payable to the Owner. The variable part of the contract value will be used to provide a variable annuity and the fixed part will provide a fixed annuity unless you elect otherwise. The Beneficiary will be the payee for any remaining period certain installments to be paid after the Annuitant's death unless this contract is issued pursuant to a tax qualified pension plan.

PENSION PLAN

     If: (a) this contract is issued pursuant to a tax qualified pension plan;
     (b) no election is in effect on the Annuity Payout Date; and (c) the Annuitant is living on the Annuity Payout Date, then the contract value will be applied as follows:

          (1) If the Annuitant is married as of the Annuity Payout Date, the contract value will be applied to provide equal payments under Joint and Survivor Life Annuity Options 2 (a) or 2 (b) with the Annuitant's spouse as the Contingent Annuitant.

          (2) If the Annuitant is not married as of the Annuity Payout Date, the contract value will be applied under Life Annuity Option 1
               (c) and paid to the Annuitant with the Beneficiary as payee for any period certain payments to be made after the Annuitant's death.

IRA RESTRICTIONS

     If this contract is an IRA, the Annuitant's entire interest will be paid to him or her (a) not later than the close of the tax year in which the Annuitant attains age seventy and one half years, or (b) in installments that are equal except for any increment due to operation of the contract. Such installments will be made (a) for the life of the








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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  15

     Annuitant or the lives of the Annuitant and his or her spouse, or (b) for a term certain period that does not last past the life expectancy of the Annuitant or the life expectancy of the Annuitant and his or her spouse. If the Annuitant's entire interest is to be distributed in installments beginning in the year the Annuitant attains age seventy and one half years, then the annual payments must be at least the lesser of: (a) the balance of the Annuitant's interest, or (b) an amount determined by dividing (i) the Annuitant's entire interest at the beginning of each year (including amounts not in the IRA at the beginning of the year because they have been withdrawn so as to make a rollover contribution to another IRA) by (ii) the life expectancy of the Annuitant (or of the Annuitant and his or her spouse, if applicable) as of the date the Annuitant attains age seventy, such expectancy being reduced by the number of whole years that have elapsed since the Annuitant attained age seventy and one half years.

     If the Annuitant dies before the entire interest has been paid, or if payments have begun to the Annuitant's surviving spouse and such spouse dies before the entire interest has been paid, the entire interest (or any such interest that is left if payments have begun) will, within 5 years after the Annuitant's death (or the death of the surviving spouse), be paid or be applied to purchase an immediate annuity for the Beneficiary or Beneficiaries. Such an immediate annuity will be payable for the life of the Beneficiary or Beneficiaries (or for a term that does not last beyond their life expectancy). This paragraph does not apply if term certain payments began before the Annuitant's death and the term certain is for a period allowed in the prior paragraph.

DETERMINATION OF AMOUNT TO BE APPLIED

     The contract value to be applied to provide an annuity shall be determined at the end of a valuation period, selected by us and uniformly applied, which is not more than 10 valuation periods before the Annuity Payout Date. The fixed part of the contract value used to provide a fixed annuity will be determined as of the Annuity Payout Date. Any applicable premium tax will be deducted at this time, if it was not deducted earlier.

EFFECT OF SETTLEMENT ON ACCUMULATION UNITS

     When this contract is settled, its Variable Accumulation Units will be cancelled.

CHANGE OF ANNUITY PAYOUT DATE

     You may change the annuity payout at any time prior to the Annuitant's death by notice to us. But, unless we agree, the Annuity Payout Date may not be later than the first of the month following the Annuitant's 90th birthday. In any event, the Annuity Payout Date must be the first day of a month and must be at least 30 days after the date we receive notice of a change of date.

ANNUITY PAYMENT AMOUNTS

     VARIABLE ANNUITIES

         The dollar amount of the first periodic variable annuity payment shall be derived from the annuity option tables in this contract or any other option table to which both we and the Annuitant agree for the sex(es) and age(s) of the Annuitant and Contingent Annuitant, if any, on the Annuity Payout Date. The dollar amount of each variable annuity payment after the first will be measured by annuity units. The number of annuity units of each Subaccount to be credited to this contract is determined by dividing that part of the first variable annuity payment apportioned to each Subaccount by the annuity unit value of that Subaccount for the valuation period used to determine the contract value for settlement of this contract under these SETTLEMENT PROVISIONS. The dollar amount of each variable annuity payment after the first is equal to the number of annuity units credited to this contract multiplied by the annuity unit value of the applicable Subaccount for the valuation period, selected by us and uniformly applied, which is not more than 10 valuation periods before the due date of each such payment.













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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  16

     FIXED ANNUITIES

         The dollar amount of the each periodic fixed annuity payment shall be derived from the annuity option tables for the sex(es) and age(s) of the Annuitant and Contingent Annuitant, if any, on the Annuity Payout Date.

ANNUITY UNIT VALUE

     The value of an Annuity Unit for each Subaccount was set when the first annuity payment was made from each Subaccount for this class of contracts. To determine the Annuity Unit value for each later valuation period, (a) multiply the Annuity Unit value for that Subaccount for the immediately prior valuation period by the Net Investment Factor for that Subaccount for such later valuation period, and then (b) multiply the product by a factor to neutralize the annual interest rate assumed in the annuity option tables used. For an assumed interest rate of 3%, the factor for a one-day valuation period is .9999190.

CHANGE IN SUBACCOUNT

     After variable annuity payments have been made for at least 12 months, you may, no more than once each 12 months, change all or part of the investment upon which your variable annuity payments are based from one Subaccount to another. To do this, we will convert the number of Annuity Units being changed to the number of Annuity Units of the Subaccount to which you are changing so as to result in the next variable annuity payment being of the same amount that it would have been without the change. After that, variable annuity payments will reflect changes in the values of your new Annuity Units. You must give us notice at least 30 days before the due date of the first variable annuity payment to which the change will apply.

LIMITATION ON AVAILABILITY OF OPTIONS

     If the Contingent Annuitant is not related to the Annuitant, you may not elect Joint and Survivor Life Annuity Option 2 unless we consent and then only if, based upon life expectancies, less than 50% of the amount so applied would accrue to the Contingent Annuitant.

     If the amount to be applied under any annuity option is less than $5,000, such option shall not be available. Settlement shall than be in a single sum. If the first periodic payment to a payee would be less than $25, we may pay less often so that such payment will be at least $25.

ALTERNATE ANNUITY OPTION

     Instead of the variable annuities provided under this contract, you may choose an alternate amount and type of periodic installments for fixed annuity payments. Such alternate annuity options shall be based on the rates for fixed dollar Single Premium Immediate Annuities being issued by us on the Annuity Payout Date. They may only be elected within 30 days before that date.

     Any withdrawal of part or all of the contract value for settlement under an alternate annuity option will be exempt from any otherwise applicable contingent deferred sales charge if at least one of the following conditions is met:

          (a) If withdrawal is before the end of the second contract year, the annuity income must be payable for the lifetime of the annuitant and Contingent Annuitant, if any.

          (b) If withdrawal is during the third through fifth contract years, the annuity income must be payable over a period of not less than ten years, or payable over the lifetime of the annuitant and Contingent Annuitant, if any.

          (c) If withdrawal is after the fifth contract year, the annuity income must be payable over a period of not less than five years or payable over the lifetime of the annuitant and Contingent Annuitant, if any.

DEATH BENEFIT AFTER THE ANNUITY PAYOUT DATE






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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  17

     If the Annuitant dies after the Annuity Payout Date, any death benefit payable will be in accordance with the annuity option chosen.

SPENDTHRIFT PROVISION

     Except as otherwise provided in this contract (or in any supplementary contract issued in exchange for it), an Annuitant or Beneficiary may not commute, anticipate, assign or otherwise encumber any amounts to be paid in settlement of this contract. To the extent allowed by law, no such amount shall be subject to any legal process in payment of any claim against an Annuitant or Beneficiary.

DESCRIPTION OF ANNUITY OPTIONS

     All of these options may be on a fixed or variable annuity basis or both.

LIFE ANNUITY

     OPTION 1

          (a) NONREFUND. We will make payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

          (b) 5-YEARS CERTAIN. We will make payments for 5 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 5-year period certain.

          (c) 10-YEARS CERTAIN. We will make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

          (d) INSTALLMENT REFUND. We will make payments for a period certain and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the period certain. The number of period certain payments is equal to the amount applied under this installment refund option divided by the amount of the first annuity payment; provided, however, that the amount of the final period certain payment shall be multiplied by that part of the preceding quotient which is not an integer.

JOINT AND SURVIVOR LIFE ANNUITY

     OPTION 2

          (a) JOINT AND SURVIVOR NONREFUND. We will make payments during the joint lifetime of the Annuitant and Contingent Annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the last survivor of the Annuitant and Contingent Annuitant.

          (b) JOINT AND SURVIVOR WITH 10-YEARS CERTAIN. We will make payments for 10 years and after that during the joint lifetime of the Annuitant and Contingent Annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the survivor of the Annuitant and Contingent Annuitant or, if later, the end of the 10-year period certain.










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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  18

                              ANNUITY OPTION TABLES
                                  Date of Birth
                                (1939 and Before)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                                               OPTION 1: LIFE INCOME
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
    AGE AND SEX                                                      AGE AND SEX
   OF ANNUITANT                                                     OF ANNUITANT
                      NON-     5 YEARS    10 YEARS   INSTALLMENT                       NON-      5 YEARS    10 YEARS    INSTALLMENT
       MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE         REFUND     CERTAIN     CERTAIN      REFUND
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------

        51            $4.14     $4.13       $4.10       $3.97            51            $3.80      $3.79       $3.78        $3.71
        52             4.21      4.20        4.17        4.03            52             3.86       3.85        3.84         3.76
        53             4.29      4.28        4.24        4.09            53             3.92       3.91        3.90         3.81
        54             4.37      4.36        4.32        4.16            54             3.98       3.98        3.96         3.87
        55             4.46      4.45        4.40        4.23            55             4.05       4.05        4.03         3.93
        56             4.55      4.54        4.49        4.30            56             4.13       4.12        4.10         3.99
        57             4.65      4.63        4.58        4.37            57             4.20       4.20        4.17         4.05
        58             4.75      4.73        4.67        4.45            58             4.29       4.28        4.25         4.12
        59             4.86      4.84        4.77        4.53            59             4.37       4.36        4.33         4.19
        60             4.98      4.96        4.88        4.62            60             4.47       4.46        4.42         4.27
        61             5.11      5.08        4.99        4.71            61             4.57       4.55        4.51         4.35
        62             5.24      5.21        5.11        4.81            62             4.67       4.66        4.61         4.43
        63             5.39      5.35        5.23        4.92            63             4.78       4.77        4.71         4.52
        64             5.54      5.50        5.36        5.02            64             4.90       4.88        4.82         4.61
        65             5.71      5.66        5.49        5.14            65             5.03       5.01        4.94         4.70
        66             5.88      5.82        5.63        5.25            66             5.17       5.14        5.06         4.81
        67             6.07      6.00        5.78        5.37            67             5.31       5.28        5.18         4.92
        68             6.27      6.19        5.93        5.51            68             5.47       5.43        5.32         5.03
        69             6.49      6.39        6.08        5.64            69             5.63       5.59        5.46         5.15
        70             6.72      6.60        6.24        5.79            70             5.82       5.77        5.61         5.28
        71             6.96      6.82        6.41        5.93            71             6.01       5.96        5.77         5.41
        72             7.22      7.05        6.58        6.10            72             6.22       6.16        5.93         5.56
        73             7.50      7.30        6.75        6.27            73             6.45       6.37        6.11         5.71
        74             7.79      7.56        6.92        6.43            74             6.70       6.60        6.29         5.87
        75             8.11      7.83        7.09        6.62            75             6.97       6.85        6.47         6.05
        76             8.45      8.12        7.27        6.83            76             7.26       7.11        6.66         6.23
        77             8.82      8.42        7.44        7.03            77             7.57       7.39        6.86         6.41
        78             9.21      8.74        7.61        7.24            78             7.90       7.69        7.05         6.62
        79             9.62      9.07        7.78        7.46            79             8.27       8.00        7.25         6.83
        80            10.07      9.41        7.95        7.66            80             8.66       8.34        7.45         7.05
        81            10.55      9.77        8.11        7.94            81             9.09       8.69        7.64         7.29
        82            11.06     10.13        8.26        8.19            82             9.55       9.06        7.83         7.55
        83            11.60     10.50        8.40        8.43            83            10.06       9.45        8.02         7.78
        84            12.18     10.89        8.53        8.76            84            10.60       9.86        8.19         8.07
        85            12.80     11.27        8.66        9.07            85            11.19      10.28        8.35         8.38
        86            13.45     11.66        8.77        9.40            86            11.82      10.72        8.50         8.65
        87            14.14     12.06        8.88        9.70            87            12.50      11.15        8.64         9.00
        88            14.89     12.45        8.97       10.07            88            13.24      11.59        8.76         9.29
        89            15.69     12.85        9.06       10.34            89            14.02      12.03        8.87         9.69
        90            16.56     13.24        9.14       10.83            90            14.86      12.45        8.97        10.07
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------


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FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  19



                                       OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                                        (a) Nonrefund

---------------- -----------------------------------------------------------------------------------------
                                                          AGE OF
      AGE                                      FEMALE CONTINGENT ANNUITANT
    OF MALE      -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

      55           $3.55     $3.72     $3.89     $4.04     $4.17     $4.27     $4.35     $4.40     $4.42
      60            3.61      3.82      4.04      4.26      4.47      4.64      4.77      4.86      4.92
      65            3.65      3.90      4.17      4.47      4.78      5.06      5.30      5.46      5.57
      70            3.69      3.95      4.27      4.65      5.07      5.51      5.90      6.21      6.42
      75            3.71      3.99      4.35      4.79      5.32      5.92      6.53      7.07      7.47
      80            3.72      4.02      4.40      4.88      5.51      6.27      7.13      7.99      8.71
      85            3.73      4.03      4.43      4.95      5.63      6.54      7.64      8.88     10.04
      90            3.73      4.04      4.44      4.98      5.71      6.72      8.03      9.63     11.33
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

                                                  (b) With 10 Years Certain

---------------- -----------------------------------------------------------------------------------------
                                                          AGE OF
      AGE                                      FEMALE CONTINGENT ANNUITANT
    OF MALE      -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

      55           $3.55     $3.72     $3.88     $4.04     $4.17     $4.27     $4.33     $4.37     $4.39
      60            3.61      3.82      4.04      4.26      4.46      4.63      4.75      4.82      4.86
      65            3.65      3.89      4.17      4.47      4.77      5.04      5.25      5.38      5.45
      70            3.68      3.95      4.27      4.64      5.05      5.45      5.80      6.03      6.16
      75            3.70      3.99      4.34      4.77      5.28      5.83      6.34      6.72      6.94
      80            3.72      4.01      4.38      4.85      5.44      6.12      6.80      7.36      7.70
      85            3.72      4.02      4.40      4.90      5.53      6.31      7.14      7.85      8.31
      90            3.72      4.03      4.41      4.92      5.58      6.41      7.33      8.15      8.70
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------


Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G with compound interest at the effective rate of 3% per year.














--------------------------------------------------------------------------------
FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  20

                              ANNUITY OPTION TABLES
                                   (1940-1959)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                                               OPTION 1: LIFE INCOME

-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
    AGE AND SEX                                                      AGE AND SEX
   OF ANNUITANT                                                      OF ANNUITANT
--------------------   NON-    5 YEARS    10 YEARS   INSTALLMENT ------------------     NON-     5 YEARS    10 YEARS   INSTALLMENT
       MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE         REFUND     CERTAIN     CERTAIN      REFUND
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------

        51            $4.07     $4.06       $4.03       $3.91            51            $3.74      $3.74       $3.73        $3.66
        52             4.14      4.13        4.10        3.97            52             3.80       3.79        3.78         3.71
        53             4.21      4.20        4.17        4.03            53             3.86       3.85        3.84         3.76
        54             4.29      4.28        4.24        4.09            54             3.92       3.91        3.90         3.81
        55             4.37      4.36        4.32        4.16            55             3.98       3.98        3.96         3.87
        56             4.46      4.45        4.40        4.23            56             4.05       4.05        4.03         3.93
        57             4.55      4.54        4.49        4.30            57             4.13       4.12        4.10         3.99
        58             4.65      4.63        4.58        4.37            58             4.20       4.20        4.17         4.05
        59             4.75      4.73        4.67        4.45            59             4.29       4.28        4.25         4.12
        60             4.86      4.84        4.77        4.53            60             4.37       4.36        4.33         4.19
        61             4.98      4.96        4.88        4.62            61             4.47       4.46        4.42         4.27
        62             5.11      5.08        4.99        4.71            62             4.57       4.55        4.51         4.35
        63             5.24      5.21        5.11        4.81            63             4.67       4.66        4.61         4.43
        64             5.39      5.35        5.23        4.92            64             4.78       4.77        4.71         4.52
        65             5.54      5.50        5.36        5.02            65             4.90       4.88        4.82         4.61
        66             5.71      5.66        5.49        5.14            66             5.03       5.01        4.94         4.70
        67             5.88      5.82        5.63        5.25            67             5.17       5.14        5.06         4.81
        68             6.07      6.00        5.78        5.37            68             5.31       5.28        5.18         4.92
        69             6.27      6.19        5.93        5.51            69             5.47       5.43        5.32         5.03
        70             6.49      6.39        6.08        5.64            70             5.63       5.59        5.46         5.15
        71             6.72      6.60        6.24        5.79            71             5.82       5.77        5.61         5.28
        72             6.96      6.82        6.41        5.93            72             6.01       5.96        5.77         5.41
        73             7.22      7.05        6.58        6.10            73             6.22       6.16        5.93         5.56
        74             7.50      7.30        6.75        6.27            74             6.45       6.37        6.11         5.71
        75             7.79      7.56        6.92        6.43            75             6.70       6.60        6.29         5.87
        76             8.11      7.83        7.09        6.62            76             6.97       6.85        6.47         6.05
        77             8.45      8.12        7.27        6.83            77             7.26       7.11        6.66         6.23
        78             8.82      8.42        7.44        7.03            78             7.57       7.39        6.86         6.41
        79             9.21      8.74        7.61        7.24            79             7.90       7.69        7.05         6.62
        80             9.62      9.07        7.78        7.46            80             8.27       8.00        7.25         6.83
        81            10.07      9.41        7.95        7.66            81             8.66       8.34        7.45         7.05
        82            10.55      9.77        8.11        7.94            82             9.09       8.69        7.64         7.29
        83            11.06     10.13        8.26        8.19            83             9.55       9.06        7.83         7.35
        84            11.60     10.50        8.40        8.43            84            10.06       9.45        8.02         7.78
        85            12.18     10.89        8.53        8.76            85            10.60       9.86        8.19         8.07
        86            12.80     11.27        8.66        9.07            86            11.19      10.28        8.35         8.38
        87            13.45     11.66        8.77        9.40            87            11.82      10.72        8.50         8.65
        88            14.14     12.06        8.88        9.70            88            12.50      11.15        8.64         9.00
        89            14.89     12.45        8.97       10.07            89            13.24      11.59        8.76         9.29
        90            15.69     12.85        9.06       10.34            90            14.02      12.03        8.87         9.69
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------



--------------------------------------------------------------------------------
FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  21


                                       OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                                        (a) Nonrefund

---------------- -------------------------------------------------------------------------------
                                                     AGE OF
      AGE                                 FEMALE CONTINGENT ANNUITANT
    OF MALE      -------------------------------------------------------------------------------
   ANNUITANT        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

      55           $3.66     $3.82     $3.97     $4.09     $4.19     $4.26     $4.31     $4.34
      60            3.76      3.97      4.18      4.37      4.54      4.66      4.75      4.80
      65            3.83      4.09      4.38      4.66      4.93      5.15      5.31      5.41
      70            3.89      4.19      4.54      4.94      5.34      5.71      6.00      6.20
      75            3.92      4.26      4.67      5.17      5.73      6.29      6.80      7.18
      80            3.95      4.30      4.76      5.34      6.05      6.85      7.66      8.34
      85            3.96      4.33      4.82      5.46      6.30      7.33      8.48      9.58
      90            3.97      4.35      4.86      5.54      6.46      7.68      9.17     10.77
---------------- --------- --------- --------- --------- --------- --------- --------- ---------


                                                  (b) With 10 Years Certain

---------------- -------------------------------------------------------------------------------
                                                     AGE OF
      AGE                                 FEMALE CONTINGENT ANNUITANT
    OF MALE     -------------------------------------------------------------------------------
   ANNUITANT        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

      55           $3.66     $3.82     $3.97     $4.09     $4.18     $4.25     $4.29     $4.31
      60            3.76      3.97      4.18      4.37      4.53      4.64      4.71      4.75
      65            3.83      4.09      4.37      4.65      4.91      5.11      5.24      5.31
      70            3.88      4.18      4.53      4.92      5.30      5.63      5.86      5.99
      75            3.92      4.25      4.66      5.13      5.65      6.15      6.53      6.75
      80            3.94      4.29      4.74      5.29      5.93      6.60      7.15      7.51
      85            3.95      4.31      4.78      5.38      6.12      6.92      7.65      8.13
      90            3.96      4.33      4.81      5.43      6.22      7.12      7.96      8.55
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back one year) with compound interest at the effective rate of 3% per year.











--------------------------------------------------------------------------------
FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  22

                              ANNUITY OPTION TABLES
                                   (1960-1979)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                                               OPTION 1: LIFE INCOME

-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
    AGE AND SEX                                                      AGE AND SEX
   OF ANNUITANT                                                     OF ANNUITANT
--------------------  NON-     5 YEARS    10 YEARS   INSTALLMENT ------------------    NON-      5 YEARS    10 YEARS    INSTALLMENT
       MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE         REFUND     CERTAIN     CERTAIN      REFUND
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------

        52            $4.07     $4.06       $4.03       $3.91            52            $3.74      $3.74       $3.73        $3.66
        53             4.14      4.13        4.10        3.97            53             3.80       3.79        3.78         3.71
        54             4.21      4.20        4.17        4.03            54             3.86       3.85        3.84         3.76
        55             4.29      4.28        4.24        4.09            55             3.92       3.91        3.90         3.81
        56             4.37      4.36        4.32        4.16            56             3.98       3.98        3.96         3.87
        57             4.46      4.45        4.40        4.23            57             4.05       4.05        4.03         3.93
        58             4.55      4.54        4.49        4.30            58             4.13       4.12        4.10         3.99
        59             4.65      4.63        4.58        4.37            59             4.20       4.20        4.17         4.05
        60             4.75      4.73        4.67        4.45            60             4.29       4.28        4.25         4.12
        61             4.86      4.84        4.77        4.53            61             4.37       4.36        4.33         4.19
        62             4.98      4.96        4.88        4.62            62             4.47       4.46        4.42         4.27
        63             5.11      5.08        4.99        4.71            63             4.57       4.55        4.51         4.35
        64             5.24      5.21        5.11        4.81            64             4.67       4.66        4.61         4.43
        65             5.39      5.35        5.23        4.92            65             4.78       4.77        4.71         4.52
        66             5.54      5.50        5.36        5.02            66             4.90       4.88        4.82         4.61
        67             5.71      5.66        5.49        5.14            67             5.03       5.01        4.94         4.70
        68             5.88      5.82        5.63        5.25            68             5.17       5.14        5.06         4.81
        69             6.07      6.00        5.78        5.37            69             5.31       5.28        5.18         4.92
        70             6.27      6.19        5.93        5.51            70             5.47       5.43        5.32         5.03
        71             6.49      6.39        6.08        5.64            71             5.63       5.59        5.46         5.15
        72             6.72      6.60        6.24        5.79            72             5.82       5.77        5.61         5.28
        73             6.96      6.82        6.41        5.93            73             6.01       5.96        5.77         5.41
        74             7.22      7.05        6.58        6.10            74             6.22       6.16        5.93         5.56
        75             7.50      7.30        6.75        6.27            75             6.45       6.37        6.11         5.71
        76             7.79      7.56        6.92        6.43            76             6.70       6.60        6.29         5.87
        77             8.11      7.83        7.09        6.62            77             6.97       6.85        6.47         6.05
        78             8.45      8.12        7.27        6.83            78             7.26       7.11        6.66         6.23
        79             8.82      8.42        7.44        7.03            79             7.57       7.39        6.86         6.41
        80             9.21      8.74        7.61        7.24            80             7.90       7.69        7.05         6.62
        81             9.62      9.07        7.78        7.46            81             8.27       8.00        7.25         6.83
        82            10.07      9.41        7.95        7.66            82             8.66       8.34        7.45         7.05
        83            10.55      9.77        8.11        7.94            83             9.09       8.69        7.64         7.29
        84            11.06     10.13        8.26        8.19            84             9.55       9.06        7.83         7.55
        85            11.60     10.50        8.40        8.43            85            10.06       9.45        8.02         7.78
        86            12.18     10.89        8.53        8.76            86            10.60       9.86        8.19         8.07
        87            12.80     11.27        8.66        9.07            87            11.19      10.28        8.35         8.38
        88            13.45     11.66        8.77        9.40            88            11.82      10.72        8.50         8.65
        89            14.14     12.06        8.88        9.70            89            12.50      11.15        8.64         9.00
        90            14.89     12.45        8.97       10.07            90            13.24      11.59        8.76         9.29
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------





--------------------------------------------------------------------------------
FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  23



                                 OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                            (a) Nonrefund

---------------- -------------------------------------------------------------------------------
                                                     AGE OF
      AGE                                 FEMALE CONTINGENT ANNUITANT
    OF MALE     -------------------------------------------------------------------------------
   ANNUITANT        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

      55           $3.61     $3.76     $3.90     $4.02     $4.11     $4.18     $4.23     $4.25
      60            3.70      3.90      4.10      4.28      4.44      4.56      4.64      4.69
      65            3.77      4.02      4.28      4.55      4.80      5.01      5.16      5.26
      70            3.82      4.11      4.44      4.81      5.19      5.53      5.81      6.00
      75            3.86      4.18      4.56      5.02      5.55      6.08      6.55      6.91
      80            3.88      4.22      4.65      5.19      5.85      6.59      7.34      7.99
      85            3.90      4.25      4.70      5.30      6.08      7.03      8.10      9.14
      90            3.91      4.26      4.74      5.37      6.23      7.36      8.75     10.25
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

                                          (b) With 10 Years Certain

---------------- -------------------------------------------------------------------------------
                                                     AGE OF
      AGE                                 FEMALE CONTINGENT ANNUITANT
    OF MALE      -------------------------------------------------------------------------------
   ANNUITANT        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

      55           $3.61     $3.76     $3.90     $4.02     $4.11     $4.17     $4.21     $4.23
      60            3.70      3.90      4.10      4.28      4.43      4.54      4.61      4.65
      65            3.77      4.01      4.28      4.54      4.79      4.98      5.11      5.18
      70            3.82      4.10      4.43      4.79      5.15      5.47      5.70      5.83
      75            3.85      4.17      4.55      5.00      5.49      5.96      6.34      6.57
      80            3.88      4.21      4.63      5.15      5.76      6.39      6.95      7.31
      85            3.89      4.23      4.67      5.24      5.94      6.71      7.44      7.95
      90            3.89      4.24      4.70      5.29      6.04      6.91      7.76      8.39
---------------- --------- --------- --------- --------- --------- --------- --------- ---------


Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back two years) with compound interest at the effective rate of 3% per year.













--------------------------------------------------------------------------------
FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  24

                              ANNUITY OPTION TABLES
                                   (1980-1999)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                                               OPTION 1: LIFE INCOME

-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
    AGE AND SEX                                                      AGE AND SEX
   OF ANNUITANT                                                      OF ANNUITANT
--------------------  NON-     5 YEARS    10 YEARS   INSTALLMENT  ------------------   NON-      5 YEARS    10 YEARS   INSTALLMENT
       MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE         REFUND     CERTAIN     CERTAIN      REFUND
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------

        53            $4.07     $4.06       $4.03       $3.91            53            $3.74      $3.74       $3.73        $3.66
        54             4.14      4.13        4.10        3.97            54             3.80       3.79        3.78         3.71
        55             4.21      4.20        4.17        4.03            55             3.86       3.85        3.84         3.76
        56             4.29      4.28        4.24        4.09            56             3.92       3.91        3.90         3.81
        57             4.37      4.36        4.32        4.16            57             3.98       3.98        3.96         3.87
        58             4.46      4.45        4.40        4.23            58             4.05       4.05        4.03         3.93
        59             4.55      4.54        4.49        4.30            59             4.13       4.12        4.10         3.99
        60             4.65      4.63        4.58        4.37            60             4.20       4.20        4.17         4.05
        61             4.75      4.73        4.67        4.45            61             4.29       4.28        4.25         4.12
        62             4.86      4.84        4.77        4.53            62             4.37       4.36        4.33         4.19
        63             4.98      4.96        4.88        4.62            63             4.47       4.46        4.42         4.27
        64             5.11      5.08        4.99        4.71            64             4.57       4.55        4.51         4.35
        65             5.24      5.21        5.11        4.81            65             4.67       4.66        4.61         4.43
        66             5.39      5.35        5.23        4.92            66             4.78       4.77        4.71         4.52
        67             5.54      5.50        5.36        5.02            67             4.90       4.88        4.82         4.61
        68             5.71      5.66        5.49        5.14            68             5.03       5.01        4.94         4.70
        69             5.88      5.82        5.63        5.25            69             5.17       5.14        5.06         4.81
        70             6.07      6.00        5.78        5.37            70             5.31       5.28        5.18         4.92
        71             6.27      6.19        5.93        5.51            71             5.47       5.43        5.32         5.03
        72             6.49      6.39        6.08        5.64            72             5.63       5.59        5.46         5.15
        73             6.72      6.60        6.24        5.79            73             5.82       5.77        5.61         5.28
        74             6.96      6.82        6.41        5.93            74             6.01       5.96        5.77         5.41
        75             7.22      7.05        6.58        6.10            75             6.22       6.16        5.93         5.56
        76             7.50      7.30        6.75        6.27            76             6.45       6.37        6.11         5.71
        77             7.79      7.56        6.92        6.43            77             6.70       6.60        6.29         5.87
        78             8.11      7.83        7.09        6.62            78             6.97       6.85        6.47         6.05
        79             8.45      8.12        7.27        6.83            79             7.26       7.11        6.66         6.23
        80             8.82      8.42        7.44        7.03            80             7.57       7.39        6.86         6.41
        81             9.21      8.74        7.61        7.24            81             7.90       7.69        7.05         6.62
        82             9.62      9.07        7.78        7.46            82             8.27       8.00        7.25         6.83
        83            10.07      9.41        7.95        7.66            83             8.66       8.34        7.45         7.05
        84            10.55      9.77        8.11        7.94            84             9.09       8.69        7.64         7.29
        85            11.06     10.13        8.26        8.19            85             9.55       9.06        7.83         7.55
        86            11.60     10.50        8.40        8.43            86            10.06       9.45        8.02         7.78
        87            12.18     10.89        8.53        8.76            87            10.60       9.86        8.19         8.07
        88            12.80     11.27        8.66        9.07            88            11.19      10.28        8.35         8.38
        89            13.45     11.66        8.77        9.40            89            11.89      10.72        8.50         8.65
        90            14.14     12.06        8.88        9.70            90            12.50      11.15        8.64         9.00
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------





--------------------------------------------------------------------------------
FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  25



                                 OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                            (a) Nonrefund

---------------- -------------------------------------------------------------------------------
                                                     AGE OF
      AGE                                 FEMALE CONTINGENT ANNUITANT
    OF MALE      -------------------------------------------------------------------------------
   ANNUITANT        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.56     $3.71     $3.84     $3.95     $4.04     $4.10     $4.15     $4.18
      60            3.65      3.84      4.02      4.20      4.34      4.46      4.54      4.59
      65            3.71      3.95      4.20      4.45      4.68      4.88      5.02      5.12
      70            3.76      4.03      4.35      4.69      5.04      5.36      5.62      5.81
      75            3.80      4.10      4.46      4.89      5.38      5.87      6.32      6.66
      80            3.82      4.14      4.54      5.05      5.66      6.35      7.05      7.66
      85            3.83      4.17      4.59      5.15      5.87      6.76      7.76      8.73
      90            3.84      4.18      4.63      5.22      6.02      7.07      8.35      9.76
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

                            (b) With 10 Years Certain

---------------- -------------------------------------------------------------------------------
                                                     AGE OF
      AGE                                 FEMALE CONTINGENT ANNUITANT
    OF MALE      -------------------------------------------------------------------------------
   ANNUITANT        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.56     $3.71     $3.84     $3.95     $4.03     $4.10     $4.14     $4.16
      60            3.65      3.83      4.02      4.19      4.34      4.44      4.51      4.55
      65            3.71      3.94      4.19      4.44      4.67      4.86      4.98      5.05
      70            3.76      4.03      4.34      4.68      5.02      5.32      5.54      5.67
      75            3.79      4.09      4.45      4.87      5.33      5.78      6.15      6.39
      80            3.82      4.13      4.53      5.01      5.59      6.20      6.74      7.12
      85            3.83      4.15      4.57      5.10      5.76      6.51      7.23      7.76
      90            3.83      4.16      4.59      5.15      5.86      6.71      7.56      8.22
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back three years) with compound interest at the effective rate of 3% per year.










--------------------------------------------------------------------------------
FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  26

                              ANNUITY OPTION TABLES
                                    (2000 +)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                                               OPTION 1: LIFE INCOME

-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
    AGE AND SEX                                                      AGE AND SEX
   OF ANNUITANT                                                      OF ANNUITANT
--------------------  NON-     5 YEARS    10 YEARS   INSTALLMENT ------------------    NON-      5 YEARS    10 YEARS   INSTALLMENT
       MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE         REFUND     CERTAIN     CERTAIN      REFUND
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------

        54            $4.07     $4.06       $4.03       $3.91            54            $3.74      $3.74       $3.73        $3.66
        55             4.14      4.13        4.10        3.97            55             3.80       3.79        3.78         3.71
        56             4.21      4.20        4.17        4.03            56             3.86       3.85        3.84         3.76
        57             4.29      4.28        4.24        4.09            57             3.92       3.91        3.90         3.81
        58             4.37      4.36        4.32        4.16            58             3.98       3.98        3.96         3.87
        59             4.46      4.45        4.40        4.23            59             4.05       4.05        4.03         3.93
        60             4.55      4.54        4.49        4.30            60             4.13       4.12        4.10         3.99
        61             4.65      4.63        4.58        4.37            61             4.20       4.20        4.17         4.05
        62             4.75      4.73        4.67        4.45            62             4.29       4.28        4.25         4.12
        63             4.86      4.84        4.77        4.53            63             4.37       4.36        4.33         4.19
        64             4.98      4.96        4.88        4.62            64             4.47       4.46        4.42         4.27
        65             5.11      5.08        4.99        4.71            65             4.57       4.55        4.51         4.35
        66             5.24      5.21        5.11        4.81            66             4.67       4.66        4.61         4.43
        67             5.39      5.35        5.23        4.92            67             4.78       4.77        4.71         4.52
        68             5.54      5.50        5.36        5.02            68             4.90       4.88        4.82         4.61
        69             5.71      5.66        5.49        5.14            69             5.03       5.01        4.94         4.70
        70             5.88      5.82        5.63        5.25            70             5.17       5.14        5.06         4.81
        71             6.07      6.00        5.78        5.37            71             5.31       5.28        5.18         4.92
        72             6.27      6.19        5.93        5.51            72             5.47       5.43        5.32         5.03
        73             6.49      6.39        6.08        5.64            73             5.63       5.59        5.46         5.15
        74             6.72      6.60        6.24        5.79            74             5.82       5.77        5.61         5.28
        75             6.96      6.82        6.41        5.93            75             6.01       5.96        5.77         5.41
        76             7.22      7.05        6.58        6.10            76             6.22       6.16        5.93         5.56
        77             7.50      7.30        6.75        6.27            77             6.45       6.37        6.11         5.71
        78             7.79      7.56        6.92        6.43            78             6.70       6.60        6.29         5.87
        79             8.11      7.83        7.09        6.62            79             6.97       6.85        6.47         6.05
        80             8.45      8.12        7.27        6.83            80             7.26       7.11        6.66         6.23
        81             8.82      8.42        7.44        7.03            81             7.57       7.39        6.86         6.41
        82             9.21      8.74        7.61        7.24            82             7.90       7.69        7.05         6.62
        83             9.62      9.07        7.78        7.46            83             8.27       8.00        7.25         6.83
        84            10.07      9.41        7.95        7.66            84             8.66       8.34        7.45         7.05
        85            10.55      9.77        8.11        7.94            85             9.09       8.69        7.64         7.29
        86            11.06     10.13        8.26        8.19            86             9.55       9.06        7.83         7.55
        87            11.60     10.50        8.40        8.43            87            10.06       9.45        8.02         7.78
        88            12.18     10.89        8.53        8.76            88            10.60       9.86        8.19         8.07
        89            12.80     11.27        8.66        9.07            89            11.19      10.28        8.35         8.38
        90            13.45     11.66        8.77        9.40            90            11.82      10.72        8.50         8.65
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------








--------------------------------------------------------------------------------
FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  27


                                OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                           (a) Nonrefund

---------------- -------------------------------------------------------------------------------
                                                     AGE OF
      AGE                                 FEMALE CONTINGENT ANNUITANT
    OF MALE      -------------------------------------------------------------------------------
   ANNUITANT        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

      55           $3.52     $3.65     $3.78     $3.88     $3.97     $4.03     $4.07     $4.10
      60            3.60      3.78      3.95      4.12      4.25      4.36      4.44      4.49
      65            3.66      3.88      4.12      4.35      4.57      4.76      4.90      4.99
      70            3.71      3.96      4.26      4.58      4.91      5.21      5.46      5.63
      75            3.74      4.02      4.36      4.77      5.22      5.68      6.10      6.43
      80            3.76      4.06      4.44      4.91      5.48      6.13      6.78      7.35
      85            3.78      4.09      4.49      5.01      5.68      6.51      7.43      8.35
      90            3.78      4.10      4.52      5.08      5.82      6.79      7.99      9.30
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

                                      (b) With 10 Years Certain

---------------- -------------------------------------------------------------------------------
                                                     AGE OF
      AGE                                 FEMALE CONTINGENT ANNUITANT
    OF MALE      -------------------------------------------------------------------------------
   ANNUITANT        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

      55           $3.52     $3.65     $3.78     $3.88     $3.96     $4.03     $4.06     $4.09
      60            3.60      3.77      3.95      4.11      4.25      4.35      4.42      4.46
      65            3.66      3.88      4.11      4.35      4.56      4.74      4.86      4.93
      70            3.71      3.96      4.25      4.57      4.89      5.17      5.39      5.52
      75            3.74      4.02      4.36      4.75      5.19      5.61      5.97      6.21
      80            3.76      4.06      4.43      4.89      5.43      6.01      6.54      6.92
      85            3.77      4.08      4.47      4.97      5.60      6.31      7.02      7.56
      90            3.78      4.09      4.50      5.02      5.69      6.50      7.35      8.04
---------------- --------- --------- --------- --------- --------- --------- --------- ---------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back four years) with compound interest at the effective rate of 3% per year.















--------------------------------------------------------------------------------
FORM 00-VA-2          THE OHIO NATIONAL LIFE INSURANCE COMPANY          PAGE  28

                    THE OHIO NATIONAL LIFE INSURANCE COMPANY
                         Ohio National Financial Services
                         --------------------------------




                       VARIABLE DEFERRED ANNUITY CONTRACT
                                (Variable-Fixed)
                           Flexible Purchase Payments
                                Nonparticipating
                            Benefits Nontransferable